BY-LAWS OF
                             MAI SYSTEMS CORPORATION
                            (A DELAWARE CORPORATION)


                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The Registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is the Corporation Trust Company.

         SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute or in the Certificate of Incorporation, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President and shall be called by the Secretary upon the request in writing of a stockholder or stockholders holding of record at least 51 percent of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the special meeting and shall be filed with the office of the Secretary.

         SECTION 4. NOTICE OF MEETING. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at


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his or her address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

         SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified in such notice, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 6. QUORUM, ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjournment meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

         SECTION 7. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in the Chairman's absence or if one shall not have been elected, the President shall act as chairman of the meeting, or, in the absence of the President, by any other person selected to preside by vote of the holders of a majority of the outstanding stock present in person or by proxy and entitled to vote at the meeting. The Secretary or, in the Secretary's absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.


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         SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

         SECTION 9. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his or her name on the record of stockholders of the Corporation:

         (a) on the date fixed pursuant to the provisions of Section 7 of
Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

         (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or such stockholder's attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.


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         SECTION 11. ACTION BY CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the meeting, prior notice and vote of stockholders may be dispensed with, and the action taken without such meeting, prior notice and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. Evidence of such consent in writing shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors constituting the Board of Directors shall be no less than three (3) nor more than nine (9). As of the adoption of these By-Laws, the number of directors constituting the initial Board of Directors shall be three
(3). Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

         SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

         SECTION 4. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III.

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         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given (any practice or custom to the contrary notwithstanding) except as otherwise required by statute or these By-Laws.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President. Each special meeting of the Board shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

         SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid to each director, addressed to him or her at his or her residence, usual place of business or to such other address specified by a director, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him or her personally or be given to him or her by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held unless, in case of exigency, the Chairman, or in the Chairman's absence the Secretary, shall prescribe a shorter notice to each director at his or her residence, business address or such other address specified by a director. Except as otherwise required by statute or these Bylaws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting and any business may be transacted thereat, any practice or custom to the contrary notwithstanding. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.


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         SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the
Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in the President's absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in the Secretary's absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. VACANCIES. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his or her successor shall have been elected and qualified.

         SECTION 12. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

         SECTION 13. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

         SECTION 14. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the case of absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation. Unless expressly authorized by resolution

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or resolutions adopted by a majority of the whole Board, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless otherwise determined by the Board of Directors of the Corporation, a majority of the members of a committee shall constitute a quorum, and the act of a majority of the members of a committee present at any meeting of such committee at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

         SECTION 15. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

         SECTION 16. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice Presidents, the Secretary and the Treasurer. If the Board of Directors wish, it may also elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. The Board of Directors may also appoint such other officers, agents and attorneys-in-fact as it may deem necessary for the transaction of the business of the Corporation. Such officers, agents and attorneys-in-fact shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these By-Laws.

         SECTION 2. RESIGNATIONS. Any officer of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.


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         SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

        SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been elected, shall be a member of the Board and, if present, shall preside at each meeting of the Board of Directors or the stockholders. The Chairman shall advise and counsel with the President and with other executives of the Corporation and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

         SECTION 5. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present and in the absence of the Chairman of the Board, shall preside at each meeting of the Board of Directors or the stockholders. The Vice Chairman shall, alone or together with the Chairman of the Board, advise and counsel with the President and with other executives of the Corporation, shall, at the request of the Chairman of the Board or in his or her absence or in the extent of his or her inability or refusal to act, perform the duties of the Chairman of the Board and shall perform such other duties as may from time to time be assigned to him or her by the Chairman of the Board or the Board of Directors.

         SECTION 6. PRESIDENT. The President shall, in the absence of the Chairman and Vice Chairman of the Board or if a Chairman and a Vice Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. The President shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chairman or the Vice Chairman of the Board of Directors.

         SECTION 7. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors or the President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, the Vice-Presidents in the order of their election), shall perform the duties of the President and when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

         SECTION 8. TREASURER. The Treasurer shall:

         (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

         (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

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         (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

         (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

         (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Boards of Directors.

         SECTION 9. SECRETARY. The Secretary shall:

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 10. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 11. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 12. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

         SECTION 13. COMPENSATION. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority

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of general or special resolutions of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

         SECTION 14. VACANCIES. If the Office of the President, any Vice President, the Secretary or the Treasurer, or of any other officer or agent becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.


                                    ARTICLE V

                      STOCK CERTIFICATES AND THEIR TRANSFER

         SECTION 1. STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue unless determined otherwise by the Board generally or in particular instances.

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, one or more transfer agents and one or more registrars.

         SECTION 6. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 7. FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (a) shall not precede the date upon which the resolution fixing the record date is adopted and (b) with respect to (i) above shall not be more than sixty nor less than ten days before the date of such meeting or (c) with respect to (ii) above shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors or (d) with respect to (iii) above shall not be more than sixty days prior to any such action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 8. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. INDEMNIFICATION. (a) Any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption hereunder that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

         (c) To the extent that any person referred to above has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         (d) Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote at any meeting by majority vote of the quorum present.

         (e) Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding by a person who may be entitled to indemnity under the above provisions may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by a majority vote of a quorum of the Board of Directors of the Corporation who are not parties to such action, suit or proceeding upon receipt of an understanding by or on behalf of the person to whom payment is to be made that he or she will repay the amounts advanced unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation in accordance with the above provisions.

         (f) The indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors, insurance agreement, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to hold the relationship to the Corporation referred to above and shall inure to the benefit of the heirs, executors and administrators of any such person.

         SECTION 2. INSURANCE. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 1 of this ARTICLE VI.

         SECTION 3. DEFINITION OF CORPORATION. For the purpose of this ARTICLE VI, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to the provisions of the statue and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

         SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may determine is in the best interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. SEAL. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

         SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

         SECTION 5. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         SECTION 6. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 7. VOTING OF STOCK IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.


                                  ARTICLE VIII

                                   AMENDMENTS

         These By-Laws may be amended or repealed or new By-Laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any By-Law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

                                 **************

                                                         Dated: